Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

between

ZC TOP APPAREL MANUFACTURING INC.

and

VERUS INTERNATIONAL, INC.

dated as of

May 8, 2020

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of May 8, 2020, is entered into by and between ZC Top Apparel Manufacturing, a Filipino corporation (the “Company”) and Verus International, Inc., a Delaware corporation (“Investor”).

Recitals

WHEREAS, the Company is engaged in the business of manufacturing textile and garments, and importing and exporting raw apparel materials, machinery and other accessories related to apparel manufacturing (the “Business”).

WHEREAS, the Company has authorized the issuance by the Company of up to 10,000,000 (Ten Million) common voting shares with par value of One Pesos (P1.00) per share (the “Shares”), with the rights, preferences, powers, restrictions and limitations set forth in the certificate of designation of the Company (the “Articles of Incorporation”);

WHEREAS, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company, 5,100,000 (Five Million One Hundred Thousand) Shares, subject to the terms and conditions set forth herein; and

WHEREAS, the Company and the Investor previously entered into a binding term sheet on or about April 3, 2020 and an exclusive option agreement on that date, and this Agreement supersedes and replaces those prior agreements made between the Company and the Investor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise ..

“Agreement” has the meaning set forth in the preamble.

“Audited Financial Statements” has the meaning set forth in Section 3.05.

“Balance Sheet” has the meaning set forth in Section 3.05.

“Balance Sheet Date” has the meaning set forth in Section 3.05.

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“Benefit Plan” has the meaning set forth in Section 3.18(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the Philippines are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Certificate of Designation” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“Company” has the meaning set forth in the preamble.

“Company Intellectual Property” has the meaning set forth in Section 3.10(a).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Dollars or $” means the lawful currency of the United States.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

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“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Financial Statements” has the meaning set forth in Section 3.05.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Insurance Policies” has the meaning set forth in Section 3.14.

“Intellectual Property” has the meaning set forth in Section 3.10(a).

“Intellectual Property Registrations” has the meaning set forth in Section 3.10(b).

“Interim Balance Sheet” has the meaning set forth in Section 3.05.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.05.

“Interim Financial Statements” has the meaning set forth in Section 3.05.

“Investor” has the meaning set forth in the preamble.

“Investor Indemnitees” has the meaning set forth in Section 7.02.

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“Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.06.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company.

“Material Contracts” has the meaning set forth in Section 3.08(a).

“Material Customers” has the meaning set forth in Section 3.13(a).

“Material Suppliers” has the meaning set forth in Section 3.13(b).

“Multiemployer Plan” has the meaning set forth in 3.18(b).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.09(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Purchase Price” has the meaning set forth in Section 2.01.

“Qualified Benefit Plan” has the meaning set forth in Section 3.18(b).

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

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“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Shares” has the meaning set forth in the recitals.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement.

“Union” has the meaning set forth in Section 3.19(b).

ARTICLE II
Purchase and Sale

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to Investor, and Investor shall purchase from the Company, 5,100,000 (Five Million One Hundred Thousand) Shares for an aggregate purchase price of One Hundred Thousand U.S. Dollars ($100,000 USD) (the “Purchase Price”).

Section 2.02 Working Capital Terms. At the time and at the exclusive direction of Verus, Verus will fund an additional amount of One Hundred Thousand U.S. Dollars ($100,000 USD) towards the manufacturing of Hazmat suites or PPEs and Two Hundred Thousand U.S. Dollars ($200,000 USD) as required. Working capital may be in the form of Purchase Order financing, Letters of Credit, Bank Guarantee, LC discounting or any other structure that may be required to facilitate the business.

Section 2.03 Transactions Effected at the Closing.

(a) At the Closing, Investor shall deliver to the Company:

(i) the Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor or the Company may request Investor to make payment to third party on behalf of Company; and

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(ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Investor at or prior to the Closing pursuant to Section 5.03 of this Agreement.

(b) At the Closing, the Company shall deliver to Investor:

(i) stock certificates evidencing the Shares; and

(ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 5.02 of this Agreement.

Section 2.04 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held remotely by electronic mail, or at such other time or on such other date or at such other place or by such other method as the Company and Investor may mutually agree upon orally or in writing (the day on which the Closing takes place, the “Closing Date”).

Section 2.05 Use of Proceeds. The proceeds from the issuance of the Shares shall be used by the Company for working capital and general corporate purposes.

ARTICLE III
Representations and Warranties of the Company

The Company and its subsidiaries represent and warrant to Investor that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Philippines and has full corporate power and authority to (a) enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (b) own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company represents the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

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Section 3.02 Capitalization.

(a) The authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of (i) Ten Million (10,000,000) common voting shares with par value of One Pesos (P1.00) per share, of which all shares are issued and outstanding.

(b) As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid and non-assessable, and will be owned of record and beneficially as set forth in Section 3.02(a), (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the Shares will have the rights, preferences, powers, restrictions and limitations set forth in the Certificate of Designation and under the Delaware General Corporation Law.

(c) The Company represents it does not have any outstanding, authorized, or in effect any stock options, stock appreciation, phantom stock, profit participation or similar rights, or any other warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company represents there are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

Section 3.03 Subsidiaries. The Company has provided, as required, all of the direct and indirect subsidiaries of the Company (the “Subsidiaries”). Other than the Subsidiaries, the Company does not, directly or indirectly, own, control or have any interest in any shares or other ownership interest in any other Person.

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Section 3.04 No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; (c) require the consent or waiver of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.05 Financial Statements; Projections.

(a) Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2017, 2018 and 2019 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at March 31, 2020 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the three-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) have been delivered to Investor. The Financial Statements have been prepared in accordance with GAAP or IFRS applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The audited balance sheet of the Company as of December 31, 2019 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of March 31, 2020 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP or IFRS.

(b) The projections of the Company as provided to the Investor are a true and complete copy of the latest projected statements of operating revenue, income and cash flows of the Company for the fiscal years ending 2020, 2021 and 2022. Such projections (i) were based on the assumptions set forth therein which were reasonable and fair at the time they were made, and which continue to be reasonable and fair as of the Closing, and (ii) are reasonable estimates of the Company’s financial performance for the periods indicated therein in light of the assumptions made.

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Section 3.06 Undisclosed Liabilities. The Company represents it has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.07 Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, the Company represents there has not been, with respect to the Company, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws or other organizational documents of the Company;

(c) split, combination or reclassification of any shares of its capital stock;

(d) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f) change in any method of accounting or accounting practice of the Company, except as disclosed in the notes to the Financial Statements;

(g) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(h) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation, discharge or payment of any material debts, liens or entitlements;

(i) transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;

(j) any capital investment in, or any loan to, any other Person;

(k) acceleration, termination, material modification or amendment to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(l) any material capital expenditures;

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(m) imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(n) adoption, modification or termination of any: (i) material employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(o) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(p) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(q) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(s) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.08 Material Contracts.

(a) The Company has provided, as required, each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) and all Contracts relating to Intellectual Property, being “Material Contracts”):

(i) each Contract of the Company regardless of the aggregate consideration amount and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice;

(ii) all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

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(iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party;

(vi) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than 90 days’ notice;

(vii) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company;

(viii) all Contracts with any Governmental Authority to which the Company is a party;

(ix) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x) any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company;

(xi) all collective bargaining agreements or Contracts with any Union to which the Company is a party; and

(xii) any other Contract that is material to the Company and not previously disclosed pursuant to this Section 3.08.

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Investor.

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Section 3.09 Title to Assets; Real Property.

(a) The Company has good and valid title to, or a valid leasehold interest in, all personal property and other assets reflected in the Audited Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Balance Sheet;

(ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company; or

(iii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company.

(b) The Company has provided, as required, (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to leased Real Property, the Company has delivered or made available to Investor true, complete and correct copies of any leases affecting the Real Property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 3.10 Intellectual Property.

(a) “Intellectual Property” means any and all trademarks and domain names; original works of authorship and related copyrights; trade secrets, whether or not patentable; designs and inventions and related patents; and similar intangible property in which any Person holds proprietary rights, title, interests or protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, all applications, registrations, renewals, issues, reissues, extensions, divisions and continuations in connection with any of the foregoing and the goodwill connected with the use of and symbolized by any of the foregoing.

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(b) The Company has provided, as required, all Company Intellectual Property that is either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) used in or necessary for the Company’s current or planned business or operations. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing.

(c) The Company owns, exclusively or jointly with other Persons, all right, title and interest in and to the Company Intellectual Property, free and clear of Encumbrances. Without limiting the generality of the foregoing, the Company has entered into binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Company Intellectual Property. The Company is in full compliance with all legal requirements applicable to the Company Intellectual Property and the Company’s ownership and use thereof.

(d) The Company has provided, as required, all licenses, sublicenses and other agreements whereby the Company is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any licensed Intellectual Property that is used in or necessary for the Company’s current or planned business or operations. All such agreements are valid, binding and enforceable between the Company and the other parties thereto, and the Company and such other parties are in full compliance with the terms and conditions of such agreements.

(e) The Company Intellectual Property and licensed Intellectual Property as currently or formerly owned, licensed or used by the Company or proposed to be used, and the Company’s conduct of its business as currently and formerly conducted and proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. The Company has not received any communication, and no Action has been instituted, settled or, to the Company’s Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of the Company Intellectual Property are subject to any outstanding Governmental Order.

(f) The Company has provided, as required, all licenses, sublicenses and other agreements pursuant to which the Company grants rights or authority to any Person with respect to any Company Intellectual Property or licensed Intellectual Property. All such agreements are valid, binding and enforceable between the Company and the other parties thereto, and the Company and such other parties are in full compliance with the terms and conditions of such agreements. No Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Company Intellectual Property.

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Section 3.11 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

Section 3.12 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full within 90 days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP or IFRS, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.13 Customers and Suppliers.

(a) The Company has provided, as required, each customer to whom the Company provided goods or services rendered regardless of the amount for each of the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. The Company represents it has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

(b) The Company has provided, as required, (i) each supplier to whom the Company has paid consideration for goods or services rendered, regardless of amount, for each of the two most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. The Company represents it has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

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Section 3.14 Insurance. The Company has provided, as required, a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company or its Affiliates and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Investor. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. The Company represents there are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

Section 3.15 Legal Proceedings; Governmental Orders.

(a) The Company represents there are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against the Company or any Affiliate thereof and relating to the Company). No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) The Company represents there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets. The Company represents it is in compliance with the terms of each Governmental Order, as applicable. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.16 Compliance With Laws; Permits.

(a) The Company represents it has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(b) All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. The Company has provided, as required, all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

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Section 3.17 Environmental Matters.

(a) The Company is currently and has been in compliance with all Environmental Laws and has not, and the Company has not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) The Company has obtained and is in material compliance with all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of the Company and all such Environmental Permits will be in full force and effect through the Closing Date in accordance with Environmental Law, and the Company is not aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company as currently carried out.

(c) There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and the Company has not received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Company.

(d) The Company has not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(e) The Company is not aware of and does not reasonably anticipate, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company as currently carried out.

Section 3.18 Employee Benefit Matters.

(a) The Company has provided, as required, a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan”, whether or not tax-qualified, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company has or may have any Liability, or with respect to which Investor or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (each, a “Benefit Plan”). With respect to each Benefit Plan, the Company has made available to Investor accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms.

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(b) The Company represents each Benefit Plan has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws. The Company represents all benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP or IFRS. The Company represents there is no pending or, to the Company’s knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits).

(c) Neither the Company nor any of its Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability or foreign Law relating to employee benefit plans; (ii) failed to timely pay premiums; (iii) withdrawn from any Benefit Plan; or (iv) engaged in any transaction which would give rise to liability.

(d) With respect to each Benefit Plan (i) no such plan is a Multiemployer Plan, (ii) no such plan is a “multiple employer plan” or a “multiple employer welfare arrangement”; (iii) no Action has been initiated to terminate any such plan or to appoint a trustee for any such plan; (iv) no such plan is subject to the minimum funding standards; and (v) no “reportable event,” has occurred with respect to any such plan.

(e) The Company represents other than as required under applicable Law, no Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason, and neither the Company nor any of its Affiliates has any Liability to provide post-termination or retiree welfare benefits to any individual.

(f) The Company represents neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend or terminate any Benefit Plan; or (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan.

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Section 3.19 Employment Matters.

(a) The Company represents as of the date hereof, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full on the audited balance sheet contained in the Closing Working Capital Statement) and there are no outstanding agreements, understandings or commitments of the Company with respect to any employment, compensation, commissions or bonuses.

(b) The Company is not, and has not been for the past three years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past three years, any Union representing or purporting to represent any employee of the Company, and, to the Company’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees. The Company has no duty to bargain with any Union.

(c) The Company is and has been in compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. There are no Actions against the Company pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

Section 3.20 Taxes.

(a) The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

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(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(d) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(e) The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(f) The Company has delivered to Investor copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2017.

(g) The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

Section 3.21 Books and Records. The minute books and stock record books of the Company, all of which have been made available to Investor, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain in all material respects accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

Section 3.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

Section 3.23 Transactions With Affiliates. There are no Contracts or other transactions between or among the Company, on the one hand, and any officer, director, employee, present or former stockholder (including any spouse, parent, sibling, descendants (including adoptive relationships and stepchildren) of any such natural persons, or trust or other entity in which any such natural persons or such other individuals owns or otherwise holds any beneficial interest in) or Affiliate of the Company, on the other hand (each, a “Related Party Transaction”).

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Section 3.24 Foreign Corrupt Practices Act Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent, employee or Affiliate of the Company has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (d) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith.

Section 3.25 Full Disclosure. No representation or warranty by the Company in this Agreement or any certificate or other document furnished or to be furnished to Investor pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. To the Knowledge of the Company, there is no event or circumstance that the Company has not disclosed to Investor which could reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

Representations and Warranties of Investor

Investor represents and warrants to the Company that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Investor. Investor is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Investor has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor; or (c) require the consent, notice or other action by any Person under any Contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 4.03 Investment Purpose. Investor is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Investor acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor.

ARTICLE V

Conditions to closing

Section 5.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b) The Company shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.04 and Investor shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.02, in each case, in form and substance reasonably satisfactory to Investor and the Company, and no such consent, authorization, order and approval shall have been revoked.

Section 5.02 Conditions to Obligations of Investor. The obligations of Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Investor’s waiver, at or prior to the Closing, of each of the following conditions:

(a) All approvals, consents, filings and waivers shall have been received, and executed counterparts thereof shall have been delivered to Investor at or prior to the Closing.

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(b) This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Investor.

(c) Investor shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying:

(i) that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors and stockholders of the Company authorizing and approving the execution, delivery, filing and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company and that such organizational documents are in full force and effect as of the Closing; and

(iii) the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(d) The Company shall have duly adopted the Certificate of Designation, which shall have been filed with the Secretary of State of Delaware and become effective under the Delaware General Corporation Law on or prior to the Closing and which shall remain in full force and effect as of the Closing, and Investor shall have received a certificate of the Secretary of State of Delaware certifying that the Certificate of Designation has been filed and is effective.

(e) The Company shall have delivered to Investor (i) a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized and (ii) a foreign qualification certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of each jurisdiction in which the Company has qualified, or is required to qualify, to do business as a foreign corporation.

(f) The Company shall have delivered, or caused to be delivered, to Investor each of the following, each in form and substance satisfactory to Investor:

(i) stock certificates evidencing the Shares;

(ii) an opinion of legal counsel to the Company;

(iii) such other documents or instruments as Investor reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

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(g) The Company shall have fully complied with, or obtained appropriate consents or waivers with respect to, its obligations under each of the agreements or other documents, including with respect to any outstanding rights of first refusal, rights of first offer, pre-emptive rights or anti-dilution rights or redemption or repurchase rights.

(h) The Company shall have paid the fees and expenses of Investor pursuant to the terms of Section 8.02.

(i) The Company shall have caused all Key Employees to execute and shall deliver to Investor copies of non-competition, non-solicitation, non-hire, non-disclosure and assignment of inventions agreement executed by each such Key Employee effective for the duration of such employee’s employment and one (1) year thereafter, in form an substance reasonably acceptable to Investor and the directors of the Company.

Section 5.03 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) All approvals, consents and waivers shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing.

(b) This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

(c) The Company shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Investor certifying the names and signatures of the officers of Investor authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(d) Investor shall have delivered to the Company cash in an amount equal to the Purchase Price by wire transfer in immediately available funds, to an account or accounts designated in writing by the Company to Investor.

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ARTICLE VI

Covenants

Section 6.01 Affirmative Covenants. Unless the Company has received the prior written consent or waiver of the Investor, the Company shall be subject to each of the following covenants:

(a) The Company shall at all times maintain (i) under the Laws of the Philippines its valid corporate existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction and, following the date of this Agreement, each other jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all Permits necessary to the conduct of its businesses.

(b) The Company shall comply with all Laws applicable to it or its business, properties or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

(c) The Company shall comply with (i) all credit agreements in all respects and (ii) all other contractual obligations as such obligations become due to the extent to which the failure to so comply with such other contractual obligations would reasonably be expected to have a Material Adverse Effect, unless and to the extent such obligations are being contested in good faith by appropriate proceedings and adequate reserves (as determined in accordance with GAAP or IFRS) have been established on its books and financial statements of the Company for such obligations.

(d) The Company shall pay and discharge all Taxes due and owing by the Company before the same becomes delinquent and before penalties accrue thereon, unless and to the extent such Taxes are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP or IFRS) have been established on the books and financial statements of the Company for such Taxes.

(e) The Company shall pay when due all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax). Company shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Investor shall cooperate with respect thereto as necessary).

(f) The Company shall pay and discharge all material claims for labor, material and supplies which, if unpaid and delinquent, would become under applicable Law a Lien upon property of the Company, unless and to the extent such claims are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP or IFRS have been established on the books and financial statements of the Company for such claims.

(g) The Company shall maintain and keep its properties and assets in good repair, working order and condition, ordinary wear and tear excepted.

(h) The Company shall maintain with financially sound and reputable insurance companies (i) property and casualty and other insurance covering risks and hazards of such types and in such amounts as are required by Law or customary for adequately-insured companies of similar size engaged in similar industries and lines of business, and (ii) directors and officers liability insurance with appropriate coverage per occurrence/in an amount per occurrence and on terms and conditions satisfactory in all material respects to Investor.

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(i) The Company shall keep adequate books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements, which books, accounts and records shall fairly present in all material respects the financial condition and results of operations of the Company.

(j) The Company shall (i) own, exclusively or jointly with other Persons, all right, title and interest in and to, or have a valid license for, and shall maintain all material Intellectual Property necessary to the conduct of its business, free and clear of Encumbrances, (ii) enter into and maintain in full force and effect binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to the Company any ownership interest and right they may have in the Company Intellectual Property and (B) acknowledge the Company’s exclusive ownership of all Company Intellectual Property, and (iii) remain in full compliance in all material respects with all legal requirements applicable to the Company Intellectual Property and the Company’s ownership and use thereof.

(k) The Company shall refrain from entering into any transactions with any directors, officers, shareholders, employees or other Affiliates without the consent of a majority of disinterested directors of the Company.

(l) The Company shall perform and observe all of its obligations and covenants set forth in each of the Transaction Documents.

Section 6.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE VII

Indemnification

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is five (5) years from the Closing Date; provided, that the representations and warranties in (a) Section 3.01, Section 3.02, Section 3.17, Section 3.22, Section 4.01 and Section 4.04 shall survive indefinitely and (b) the representations and warranties in Section 3.18 and Section 3.20 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

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Section 7.02 Indemnification By Company. Subject to the other terms and conditions of this ARTICLE VII, the Company shall indemnify and defend each of Investor and its Affiliates and their respective Representatives (collectively, the “Investor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Investor Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

Section 7.03 Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable pursuant to this ARTICLE VII, the Company shall satisfy its obligations within 15 Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Company not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Company or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to ten (10) percent. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

Section 7.04 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.05 Effect of Investigation. Neither the representations, warranties and covenants of the Company, nor the right to indemnification of any Investor Indemnitee making a claim under this ARTICLE VII with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of an Investor Indemnitee (including by any of its Representatives) or by reason of the fact that an Investor Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of an Investor Indemnitee’s waiver of any condition set forth in Section 5.02.

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Section 7.06 Exclusive Remedies. Subject to Section 8.12, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VII. Nothing in this Section 7.06 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE VIII

Miscellaneous

Section 8.01 Public Announcements. No party hereto shall issue any press release or make any other public announcement or disclosure with respect to this Agreement and the transactions contemplated herein without the prior written consent of the other party, except for any press release, public announcement or other public disclosure that is required by applicable law or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure the disclosing party shall have given written notice to the non-disclosing party describing in reasonable detail the proposed content of such disclosure and shall permit the non-disclosing party to review and comment upon the form and substance of such disclosure.

Section 8.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, that the Company shall reimburse all holders of Shares for reasonable legal costs and expenses incurred in connection with the transaction contemplated by this Agreement, up to a maximum amount of Five Hundred Dollars ($500) each.

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Section 8.03 Notices. Except as otherwise provided in this Agreement, any and all notices under this Agreement shall be effective (a) on the third business day after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) on the first business day after being sent by express mail, receipt confirmed telecopy, or commercial overnight delivery service providing a receipt for delivery, (c) on the date of hand delivery, (d) by Electronic Transmission or (e) on the date actually received, if sent by any other method. In order to be effective, all such notices shall be addressed, if to the Company, at the address of the Company’s principal office as set forth in the books and records of the Company, and if to a Member or a Manager, at the last address of record on the Company books:

If to the Company:

ZC Top Apparel Manufacturing, Inc.

Standard Manufacturing Building (SMB)

Zamboanga Economic Zone Authority (ZCSEZA)

Talisayan Zamboanga City Del Sur, Philippines

E-mail: ron@topapparelmanufacturing.com

Attention: Mr. Ronald Ian Bilang

If to Investor:	Verus International, Inc. 9841 Washington Blvd., Suite 390 Gaithersburg, MD 20878 E-mail: ab@verusfoods.com Attention: Anshu Bhatnagar

with a copy to:	Seyfarth Shaw LLP 975 F Street NW Washington, DC 20004 E-mail: jshire@seyfarth.com Attention: John D. Shire, Esq.

Section 8.04 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 8.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.06 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.07 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the (i) Letter Agreement, dated April 2, 2020, by and between Investor and the Company and (ii) Binding Term Sheet, dated April 3, 2020, by and between Investor and the Company. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the statements in the body of this Agreement will control.

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Section 8.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that prior to the Closing Date, Investor may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.09 No Third-Party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF MARYLAND IN EACH CASE LOCATED IN THE CITY OF ROCKVILLE AND COUNTY OF MONTGOMERY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(c).

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.13 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail that includes a pdf signature, or in the form of an electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., via www.docusign.com or other similar electronic signature transmission and confirmation method). Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ZC TOP APPAREL MANUFACTURING, INC.

By:
Anders Gratte
Principal Shareholder

VERUS INTERNATIONAL, INC.

By:
Anshu Bhatnagar
CEO

Signature Page to Securities Purchase Agreement

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